              As filed with the Securities and Exchange Commission
                                on June 24, 1998
                                              Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       BOSTON COMMUNICATIONS GROUP, INC.
             (Exact Name of Registrant as Specified in Its Charter)

                                 MASSACHUSETTS
         (State or Other Jurisdiction of Incorporation or Organization)

                                  04-30226859
                      (I.R.S. Employer Identification No.)

     100 SYLVAN ROAD, WOBURN, MASSACHUSETTS                 01801
    (Address of Principal Executive Offices)              (Zip Code)

                           NON-STATUTORY STOCK OPTION
                            (Full Title of the Plan)

                               EDWARD H. SNOWDEN
                       BOSTON COMMUNICATIONS GROUP, INC.
                                100 SYLVAN ROAD
                          WOBURN, MASSACHUSETTS 01801
                    (Name and Address of Agent for Service)

                                 (617) 692-7000
         (Telephone Number, Including Area Code, of Agent For Service)

================================================================================

                        CALCULATION OF REGISTRATION FEE

================================================================================

                                     PROPOSED      PROPOSED
      TITLE OF                       MAXIMUM       MAXIMUM
     SECURITIES         AMOUNT       OFFERING     AGGREGATE       AMOUNT OF
       TO BE             TO BE      PRICE PER      OFFERING     REGISTRATION
     REGISTERED       REGISTERED      SHARE          PRICE          FEE

================================================================================


Common Stock,
$.01 par value per
 share                    400,000      $7.032(1)   $2,812,800(1)     $829.78
=============================================================================

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low sale prices of the Common Stock on the Nasdaq National Market on June 18, 1998 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933, as amended.
=============================================================================

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The information required by Part I is included in documents sent or given to the recipient of the Non-Statutory Stock Option from Boston Communications Group, Inc. (the "Registrant") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").


PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Certain Documents by Reference
          -----------------------------------------------

          The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

          (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or the prospectus referred to in (1) above.

          (3) The description of the common stock of the Registrant, $.01 par value per share (the "Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

Item 4.   Description of Securities
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel
          --------------------------------------

          Not applicable.

Item 6.   Indemnification of Directors and Officers
          -----------------------------------------

          Article 6 of the Company's Restated Articles of Organization provides that the Company shall indemnify each person who is or was a director, officer, employee or other agent of the Company, and each person who is or was serving at the request of the Company as a director, trustee, officer, employee or other agent of another organization in which it directly or indirectly owns shares or of which it is directly or indirectly a creditor, against all liabilities, costs and expenses reasonably incurred by any such persons in connection with the defense or disposition of or otherwise in connection with or resulting from any action, suit or other proceeding in which they may be involved by reason of being or having been such a director, officer, employee, agent or trustee, or by reason of any action taken or not taken in such capacity, except with respect to any matter as to which such person shall have been finally adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his or her action was in the best interests of the Company. The provisions in the Company's articles pertaining to indemnification may not be amended and no provision inconsistent therewith may be adopted without the approval of either the Board of Directors or the holders of at least a majority of the voting power of the Company. Section 67 of Chapter 156B of the Massachusetts Business Corporation Law authorizes a corporation to indemnify its directors, officers, employees and other agents unless such person shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that such action was in the best interests of the corporation.

     The Company maintains directors' and officers' liability insurance for the benefit of its directors and certain of its officers.


Item 7.   Exemption from Registration Claimed
          -----------------------------------

          Not applicable.

Item 8.   Exhibits
          --------

          The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.


Item 9.   Undertakings
          ------------

     1.   The Registrant hereby undertakes

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Woburn, Commonwealth of Massachusetts, on this 24th day of June, 1998.


                              BOSTON COMMUNICATIONS GROUP, INC.


                                    /s/ Edward Snowden
                              By:   ____________________________________
                                    Edward H. Snowden
                                    President and Chief Executive Officer



                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Boston Communications Group, Inc., hereby severally constitute Edward H. Snowden, Frederick E. von Mering, Alan J. Bouffard and Thomas L. Barrette, Jr., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Boston Communications Group, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

        Signature                    Title                 Date
        ---------                    -----                 ----
/s/ Edward H. Snowden
___________________________    President, Chief
Edward H. Snowden              Executive Officer and     June  24, 1998
                               Director (Principal
                               Executive Officer)


/s/ Frederick E. von Mering
___________________________    Vice President -
Frederick E. von Mering        Finance                   June  24, 1998
                               and Administration and
                               Director (Principal
                               Financial and
                               Accounting Officer)


/s/ Paul J. Tobin
___________________________   Chairman of the Board     June  24, 1998
Paul J. Tobin



/s/ Brian E. Boyle
___________________________   Vice Chairman of the
Brian E. Boyle                Board                     June  24, 1998



/s/ Jerrold D. Adams
___________________________   Director                  June  24, 1998
Jerrold D. Adams



/s/ Craig L. Burr
___________________________   Director                  June  24, 1998
Craig L. Burr



/s/ Mark J. Kington
___________________________   Director                  June  24, 1998
Mark J. Kington


        Signature                   Title                 Date
        ---------                   -----                 ----

/s/ Paul R. Gudonis
________________________           Director          June  24, 1998
Paul R. Gudonis



/s/ Gerald Segel
________________________           Director          June  24, 1998
Gerald Segel




                                 EXHIBIT INDEX
                                 -------------


Exhibit
Number                     Description
------                     -----------
  4.1/(1)/   Specimen Certificate for shares of Common Stock, $.01
             par value per share, of the Registrant
  5.1        Opinion of Hale and Dorr LLP
 23.1        Consent of Hale and Dorr LLP (included in Exhibit 5.1)
 23.2        Consent of Ernst & Young LLP
 24.1        Power of Attorney (included on the signature page of
             this Registration Statement)

--------------
    /1/ Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 (Commission File No. 333-4128).